Exhibit 99.1
ALLERGAN REPORTS FIRST QUARTER OPERATING RESULTS
•	Total Product Net Sales Increased 42 Percent for the First Quarter
•	Board of Directors Declares First Quarter Dividend
•	Board of Directors Declares 2-for-1 Stock Split
(IRVINE, Calif., May 2, 2007) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 30, 2007. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.10 per share, payable on June 8, 2007 to stockholders of record on May 18, 2007, and a 2-for-1 stock split, to be effected in the form of a one hundred percent (100%) stock dividend, payable on June 22, 2007 to stockholders of record on June 11, 2007.
Operating Results
For the quarter ended March 30, 2007:
•	Allergan reported $0.28 diluted earnings per share compared to a $3.29 diluted loss per share reported for the first quarter of 2006.

•	Allergan’s adjusted diluted earnings per share were $0.92 in the first quarter of 2007, compared to adjusted diluted earnings per share of $0.82 in the first quarter of 2006. Adjusted diluted earnings per share for the first quarters of 2007 and 2006 exclude non-GAAP adjustments to diluted earnings per share, which are contained in the financial tables of this press release.
Product Sales
For the quarter ended March 30, 2007:
•	Allergan’s total product net sales were $872.4 million, which includes $165.2 million of product net sales acquired in connection with the Inamed acquisition. Total product net sales increased 41.8 percent, or 40.0 percent at constant currency, compared to total product net sales in the first quarter of 2006.
•	Pharmaceutical net sales (which exclude product sales acquired in connection with the Inamed, Corneal and EndoArt acquisitions) increased 13.4 percent, or 11.6 percent at constant currency, compared to pharmaceutical net sales in the first quarter of 2006.
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“I am extremely pleased with our robust across-the-board performance in the first quarter, driven by both continued strong organic growth of our pharmaceutical businesses and our growing momentum in medical aesthetics,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are making excellent progress in building out our position as the largest medical aesthetics company in the world as we continue to expand our depth and breadth in the dermatology and plastic surgery channels.”
Product and Pipeline Update
During the first quarter of 2007:
•	On January 2, 2007, Allergan completed the acquisition of Groupe Corneal Laboratoires, obtaining exclusive rights to market and manufacture JUVEDERM™.
•	On February 22, 2007, Allergan completed the acquisition of EndoArt SA with its EASYBAND™ device, a leader in the field of telemetrically controlled (or remote-controlled) implants used in the treatment of morbid obesity and other conditions.
Following the end of the first quarter of 2007:
•	On April 12, 2007, Allergan announced that the United States Court of Appeals for the Federal Circuit affirmed a favorable ruling for Allergan and Roche Palo Alto, LLC, formerly known as Syntex (U.S.A.) LLC, in a patent infringement lawsuit against Apotex, Inc., Apotex Corp., and Novex Pharma (the “Defendants”) preventing the Defendants, together with all persons and entities acting in concert with the Defendants, from obtaining U.S. Food and Drug Administration approval to market a generic version of Allergan’s product ACULAR® (ketorolac tromethamine ophthalmic solution) 0.5% and enjoining the Defendants from manufacturing or selling ACULAR® before U.S. Patent No. 5,110,493 expires in 2009.
Other Company Events — Stock Split
Allergan today announced that its Board of Directors has approved a 2-for-1 stock split of Allergan’s common stock, to be effected in the form of a one hundred percent (100%) stock dividend. Stockholders of record at the close of business on June 11, 2007 will receive one additional share of Allergan common stock for each share held on that date. The new shares will be distributed on June 22, 2007. The stock dividend will represent a tax-free distribution to stockholders and will not change the proportionate interest a stockholder maintains in Allergan. Upon distribution of the stock dividend, Allergan’s outstanding common stock will increase from approximately 152.2 million shares to approximately 304.4 million shares.
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Outlook
For the full year of 2007:
•	Allergan is increasing guidance as follows:
°	Total product net sales to between $3,505 million and $3,665 million.

°	BOTOX® product net sales to between $1,125 million and $1,160 million.

°	Breast aesthetic product net sales to between $250 million and $290 million.

°	Obesity intervention product net sales to between $220 million and $240 million.

°	Facial aesthetic product net sales to between $120 million and $150 million.

°	Research and Development ratio to product net sales to approximately 17%. This guidance excludes any potential in-process research and development associated with the EndoArt acquisition.

°	Adjusted diluted earnings per share guidance to between $4.28 and $4.32. Adjusted diluted earnings per share guidance excludes both the non-GAAP adjustments to diluted earnings per share guidance that are contained in the financial tables of this press release and the impact of the approved 2-for-1 stock split.
•	Allergan is tightening the expected range of pharmaceutical product net sales to between $2,915 million and $2,985 million. Pharmaceutical sales exclude sales of products acquired in connection with the Inamed, Corneal and EndoArt acquisitions.

•	All other guidance provided on January 31, 2007 remains unchanged.
For the second quarter of 2007, Allergan estimates:
•	Total product net sales between $910 million and $930 million.

•	Adjusted diluted earnings per share guidance between $0.99 and $1.01. Adjusted diluted earnings per share guidance excludes both the non-GAAP adjustments to diluted earnings per share guidance that are contained in the financial tables of this press release and the impact of the approved 2-for-1 stock split.
Forward-Looking Statements
In this press release, the statements regarding product development, market potential, expected growth, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
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Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations and the state of the economy worldwide can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2006 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
With more than 55 years of experience providing high-quality, science-based products, Allergan, Inc., with headquarters in Irvine, California, discovers, develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics, obesity intervention and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® and TM Marks owned by Allergan, Inc.
JUVEDERM™ Mark owned by Corneal Industrie SAS
ACULAR® is a registered trademark of Roche Palo Alto, LLC
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	March 30, 2007				March 31, 2006
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$872.4	$—		$872.4	$615.2	$—		$615.2
Other revenues	14.1	—		14.1	10.5	—		10.5

	886.5	—		886.5	625.7	—		625.7

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	159.4	(0.9	)(a)	158.5	97.3	(0.1	)(i)	97.2
Selling, general and administrative	389.4	(7.7	)(b)	381.7	273.9	(9.2	)(i)(j)	264.7
Research and development	210.7	(72.0	)(c)	138.7	669.4	(563.0	)(i)(k)	106.4
Amortization of acquired intangible assets	28.4	(23.0	)(d)	5.4	5.1	—		5.1
Restructuring charges	3.2	(3.2	)(e)	—	2.8	(2.8	)(e)	—

Operating income (loss)	95.4	106.8		202.2	(422.8)	575.1		152.3

Non-operating income (expense)
Interest income	15.4	(0.4	)(f)	15.0	9.2	4.9	(l)	14.1
Interest expense	(18.5)	—		(18.5)	(7.8)	(0.6	)(l)	(8.4)
Unrealized (loss) gain on derivative instruments, net	(1.3)	1.3	(g)	—	(1.0)	1.0	(g)	—
Other, net	(1.1)	—		(1.1)	(0.7)	—		(0.7)

	(5.5)	0.9		(4.6)	(0.3)	5.3		5.0

Earnings (loss) before income taxes and minority interest	89.9	107.7		197.6	(423.1)	580.4 1		57.3

Provision for income taxes	46.2	10.7	(h)	56.9	21.9	21.0	(m)	42.9
Minority interest	(0.1)	—		(0.1)	(0.2)	—		(0.2)

Net earnings (loss)	$43.8	$97.0		$140.8	$(444.8)	$559.4		$114.6

Net earnings (loss) per share:
Basic	$0.29			$0.93	$(3.29)			$0.85

Diluted	$0.28			$0.92	$(3.29)			$0.82

Weighted average number of common shares outstanding:
Basic	152.0			152.0	135.1			135.1
Diluted	153.7			153.7	135.1			139.6

Selected ratios as a percentage of product net sales

Selling, general and administrative	44.6%			43.8%	44.5%			43.0%
Research and development	24.2%			15.9%	108.8%			17.3%
(a)	Corneal fair-market value inventory adjustment rollout

(b)	Integration and transition costs related to the acquisition of Corneal and Inamed of $3.5 million and $1.9 million, respectively, and settlement of an unfavorable pre-existing Corneal distribution contract for $2.3 million

(c)	In-process research and development charge related to the acquisition of EndoArt

(d)	Amortization of acquired intangible assets

(e)	Net restructuring charges

(f)	Interest income related to income tax settlements

(g)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(h)	Total tax effect for non-GAAP pre-tax adjustments
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(i)	Transition/duplicate operating expenses related to restructuring and streamlining of European operations, consisting of Cost of sales of $0.1 million; Selling, general and administrative expense of $4.2 million and Research and development expense of $0.2 million

(j)	Integration and transition costs related to the Inamed acquisition of $5.0 million

(k)	In-process research and development charge related to the Inamed acquisition of $562.8 million

(l)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(m)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $580.4 million	$(5.3)
Resolution of uncertain tax positions and favorable recovery of previously paid state income taxes	(15.7)

$(21.0)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 30, 2007 and March 31, 2006 and with respect to anticipated results for the second quarter and full year of 2007. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:
•	it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;

•	it does not reflect the impact on earnings of charges resulting from certain matters we consider not to be indicative of our on-going operations; and

•	other companies in our industry may calculate adjusted earnings differently than we do, which may limit its usefulness as a comparative measure.
Allergan compensates for these limitations by using adjusted earnings only to supplement net income (loss) on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings (loss) and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.
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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 30,	December 31,
in millions	2007	2006

Assets

Cash and equivalents	$1,043.1	$1,369.4
Trade receivables, net	464.4	386.9
Inventories	193.8	168.5
Other current assets	221.2	205.5

Total current assets	1,922.5	2,130.3

Property, plant and equipment, net	631.7	611.4
Intangible assets, net	1,154.7	1,043.6
Goodwill, net	1,951.0	1,833.6
Other noncurrent assets	169.6	148.2

Total assets	$5,829.5	$5,767.1

Liabilities and stockholders’ equity

Notes payable	$68.3	$102.0
Accounts payable	163.7	142.4
Accrued expenses and income taxes	353.5	413.7

Total current liabilities	585.5	658.1

Long-term debt	1,611.7	1,606.4
Other liabilities	465.2	359.5
Stockholders’ equity	3,167.1	3,143.1

Total liabilities and stockholders’ equity	$5,829.5	$5,767.1

DSO	49	43

DOH	111	108

Cash, net of debt	$(636.9)	$(339.0)

Debt-to-capital percentage	34.7%	35.2%
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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Three months ended
	March 30,		March 31,
	2007		2006
Net earnings (loss), as reported	$43.8		$(444.8)

Non-GAAP pre-tax adjustments:
Net restructuring charges	3.2		2.8
In-process research and development charge related to EndoArt	72.0		—
In-process research and development charge related to Inamed	—		562.8
Amortization of acquired intangible assets	23.0		—
Settlement of unfavorable Corneal distribution contract	2.3		—
Corneal integration and transition costs	3.5		—
Corneal fair market-value inventory adjustment rollout	0.9		—
Inamed integration and transition costs	1.9		5.0
Interest related to previously paid state income taxes and income tax settlements	(0.4)		4.3
Unrealized (gain) loss on derivative instruments	1.3		1.0
Transition/duplicate operating expenses	—		4.5

	151.5		135.6

Tax effect for above items	(10.7)		(5.3)
Resolution of uncertain tax positions	—		(14.5)
State income tax recovery	—		(1.2)

Adjusted diluted earnings	$140.8		$114.6

Weighted average number of shares issued	152.0		135.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.7		2.0

Dilutive effect of assumed conversion of convertible notes outstanding	—		2.5

	153.7		139.6

Diluted earnings (loss) per share, as reported	$0.28		$(3.29)

Effect of additional dilutive shares (a)	—		0.10

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.01		0.02
In-process research and development charge related to EndoArt	0.47		—
In-process research and development charge related to Inamed	—		4.03
Settlement of unfavorable Corneal distribution contract	0.02		—
Amortization of acquired intangible assets	0.10		—
Corneal integration and transition costs	0.02		—
Inamed integration and transition costs	0.01		0.02
Interest related to previously paid state income taxes and income tax settlements	—		0.02
Unrealized (gain) loss on derivative instruments	0.01		0.01
Transition/duplicate operating expenses	—		0.02
Resolution of uncertain tax positions	—		(0.12)
State income tax recovery	—		0.01

Adjusted diluted earnings per share	$0.92		$0.82

Year over year change		12.2%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.
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ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	March 30,	March 31,	$ change in net sales			Percent change in net sales
	2007	2006	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$403.0	$361.9	$41.1	$33.9	$7.2	11.4%	9.4%	2.0%
Botox/Neuromodulator	267.9	223.0	44.9	41.1	3.8	20.1%	18.4%	1.7%
Skin Care	26.5	30.3	(3.8)	(3.8)	—	(12.5)%	(12.5)%	0.0%

Total Specialty Pharmaceuticals	697.4	615.2	82.2	71.2	11.0	13.4%	11.6%	1.8%

Breast Aesthetics	$69.2	$—	$69.2	$69.2	$—	NA	NA	NA
Obesity Intervention	53.0	—	53.0	53.0	—	NA	NA	NA
Facial Aesthetics	43.0	—	43.0	43.0	—	NA	NA	NA

Core Medical Devices	165.2	—	165.2	165.2	—	NA	NA	NA

Ophthalmic Surgical Devices	9.8	—	9.8	9.8	—	NA	NA	NA

Total Medical Devices	175.0	—	175.0	175.0	—	NA	NA	NA

Product net sales	$872.4	$615.2	$257.2	$246.2	$11.0	41.8%	40.0%	1.8%

Alphagan P, Alphagan, and Combigan	$77.5	$71.0	$6.5	$4.7	$1.8	9.2%	6.7%	2.5%
Lumigan Franchise	89.0	72.9	16.1	13.9	2.2	22.1%	19.1%	3.0%
Other Glaucoma	3.6	4.4	(0.8)	(1.0)	0.2	(19.4)%	(23.5)%	4.1%
Restasis	78.4	66.1	12.3	12.3	—	18.7%	18.7%	NA

Domestic	65.6%	67.4%
International	34.4%	32.6%
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ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 2, 2007
	Low	High
GAAP diluted earnings per share guidance (a)	$0.90	$0.92

Amortization of acquired intangible assets	0.09	0.09

Adjusted diluted earnings per share guidance	$0.99	$1.01

	Full Year 2007
	Low	High
GAAP diluted earnings per share guidance (a)	$3.36	$3.40

In-process research and development	0.47	0.47
Restructuring charges	0.01	0.01
Settlement of unfavorable Corneal distribution contract	0.01	0.01
Corneal and Inamed integration and transition costs	0.03	0.03
Unrealized loss on derivative instruments	0.01	0.01
Corneal fair market-value inventory adjustment rollout	0.01	0.01
Amortization of acquired intangible assets	0.38	0.38

Adjusted diluted earnings per share guidance	$4.28	$4.32

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges and integration and transition costs that may occur but that are not currently known or determinable.
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